Exhibit 10.1

Annual Director Compensation

Board of Directors:

Base Annual Fee — Restricted Stock Units	$80,000

Lead Director Annual Fee — Restricted Stock Units	$100,000

Annual Equity Awards
Restricted Stock Units	$120,000
Stock Options	$80,000

Committee Fees — Restricted Stock Units

Audit Committee Membership Annual Fee	$20,000
Audit Committee Chair Annual Fee	$35,000
Compensation Committee Membership Annual Fee	$17,000
Compensation Committee Chair Annual Fee	$20,000
Nominating and Governance Committee Membership Annual Fee	$13,000
Nominating and Governance Committee Chair Annual Fee	$15,000